UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report (Date of earliest event reported): April 28, 2008

Commission File Number: 333 – 138471

DANA RESOURCES
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

Pushkinska 20 – 3, Kiev, Ukraine
(Address of principal executive offices)

380 44 331 6201
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Effective April 28, 2008 Len De Melt was appointed as a Director of Dana Resources for an indefinite term. Mr. De Melt’s appointment increased the number of members of the company’s Board of Directors to two.

Effective April 28, 2008 Yuriy Semenov resigned as President and Chief Financial Officer of Dana Resources. Effective April 29, 2008 Mr. Semenov also resigned as a Director of Dana Resources. Mr. Semenov’s resignations were not prompted by any disagreement with the company. Mr. Semenov’s resignation as a Director reduced the number of members of the company’s Board of Directors to one.

Effective April 29, 2008 Len De Melt was appointed as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Dana Resources. Mr. De Melt’s duties as an officer of Dana Resources are governed by a Management Agreement dated April 29, 2008, which provides for an indefinite term and may be terminated upon thirty (30) days written notice by either party. According to the Management Agreement, Mr. De Melt will receive $5,000 per month as compensation for his services.

Mr. De Melt is 62 years old, and has been self-employed for the past five years. Mr. De Melt is an engineering technologist with nearly 30 years of experience in the mining industry.

Mr. De Melt is currently the Chairman and a Director of Nilam Resources Inc (OTCBB: NILR.OB). He does not hold any other directorships in any other companies subject to U.S. reporting requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2008	DANA RESOURCES
(Registrant)

/s/ Len De Melt
President, Secretary, Treasurer, Chief Executive
Officer, Chief Financial Officer, Principal Accounting
Officer